UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )

    ☒ Filed by the Registrant         ☐ Filed by a Party other than the Registrant

Check the appropriate box:
    ☐ Preliminary Proxy Statement
    ☐ Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    ☐ Definitive Proxy Statement
    ☒ Definitive Additional Materials
    ☐ Soliciting Material under §240.14a-12

CNX RESOURCES CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
    ☒ No fee required.
    ☐ Fee paid previously with preliminary materials.
    ☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On March 27, 2023, CNX mailed, distributed via e-mail and posted on Positive Energy Hub (https://www.positiveenergyhub.com/cnx-addresses-shareholder-proposal) the following letter:

March 27, 2023

Jon Handlery, CEO
Handlery Hotels Inc.
180 Geary Street, Suite 700
San Francisco, California 94108

Dear Jon,

I begin this letter by telling you how disappointing it was to hear nothing back from you, Handlery Hotels, or the firm you have doing your proxy bidding (or is it the other way around?). Not a letter, email, or call of substance regarding your shareholder proposal to CNX Resources Corporation that we have included in our proxy despite our outreach attempts.

For us, shareholders are not just owners but partners. And we desire great long-term partners. As such, please accept this letter as an update for you and Handlery Hotels, our partners.

Ethical and Professional Duties

When one initiates such proxy proceedings, ethical and professional duties attach to it to see matters through in the spirit of what you request. Your submission of the proposal and then purposely evading us is not consistent with such duties.

That’s unfortunate because we value partner feedback. However, we expect it to come in the form of good faith inquiry and conversation, not through the public theatrics of intermediaries like Proxy Impact that don’t look to create legitimate value for all partners as much as they do look to drum up attention in the form of being a serial filer of public shareholder proposals.

Lobbying Against the Paris Climate Accord

CNX has clearly stated in our proxy that we believe your proposal would not add shareholder value, is immaterial to our business strategy, and would be a waste of owner resources. Nevertheless, we went ahead and issued a report that shows there has been no lobbying by the company, or the industry organizations we associate with, against the Paris Climate Accord. None, zero, nil. You can access the report online here1 and I attach a copy of the report to this letter for your convenience.

By the way, should you have genuine interest, the reason we don’t spend company time or money lobbying against the Paris Climate Accord is that the agreement itself lacks substance and was a nonstarter from the day it was executed. Why bother investing effort in exposing something that will inevitably be exposed as unachievable in the physics-constrained real world?

Compare and Contrast Exercise: CNX Resources vs Handlery Hotels

I enjoyed reading your opinion piece in the San Francisco Chronicle from July 23, 2020 “S.F. politicians are putting my family-owned hotel at risk of closure” as it helped me understand that you come from a long line of family businesses serving guests for almost 100 years and how important your employees and their jobs are to you
1 https://www.cnx.com/cnx/media/Pdf/CNX-Lobbying_Trade-Assoc.pdf personally. As an employee of a long-standing regional business going back over 150+ years, I too hold in the highest regard our employees and the importance of family-sustaining jobs that CNX provides here in Appalachia.

Your criticism of burdensome compliance costs and the resulting threat to your business and potential impact to your employees’ jobs is understandable. However, this is where confusion sets in with your proposal. Although veiled under the guise of a simple compliance request, the proposal is about much more. From our standpoint, it is a direct attack on the domestic energy industry and threatens jobs here in Appalachia.

So, while I have your attention, let’s engage in an exercise. You and I are both responsible for running companies. And although our similarities may end there, running companies in the real world offers the opportunity to compare the talk to the walk and to contrast tangible metrics between our companies within the arena of Environmental, Social, and Governance (ESG) performance.

The Paris Climate Agreement envisions a zero-carbon world by 2030. CNX transparently discloses its carbon footprint. Can Handlery attest to its carbon footprint? If so, we have not been able to find those calculations online.

Do Handlery Hotels offer beef menu items, seafood, and beer? Such foods are the worst carbon offenders2 in the food supply chain. Do Handlery Hotels heat its pools? If so, this creates a significant3 carbon footprint for a nonessential luxury. How do guests of Handlery Hotels travel to your locations? Flying and driving produces a carbon footprint. Is this calculated in Handlery Hotels’ Scope 3 carbon emissions disclosures if such disclosures exist?

As I expect you have reviewed in our recently filed Proxy Statement, as well in our Corporate Responsibility Report, CNX is dedicated to transparent environmental reporting and continues to drive GHG emissions lower year-over-year. CNX has achieved over a 90% reduction in such emissions since 2011. Also, as we publicly disclose, CNX continues to invest capital into methane emissions reduction technologies to achieve reductions in Scope 1 and Scope 2 CO2e.

We look forward to understanding how Handlery Hotels is so far ahead on its decarbonization journey that it has time to engage others on the matter.

On the subject of family-sustaining jobs, CNX’s median employee annual compensation is over $170,000 (see 2023 CNX Proxy Statement). Where does the Handlery Hotels’ median employee compensation number fall? When establishing employee wages, I’m hoping that Handlery Hotels management takes into strong consideration the exorbitantly high cost of living in California and ensures that employees are able to put bread on the table, pay bills, and put gas in their car to be able to get to work (unless employees are not permitted to utilize gas powered vehicles). In other words, do you pay your employees a living wage?

2 Beef and beer are the biggest greenhouse gas emitters in Pittsburgh’s food system, says study
https://nextpittsburgh.com/latest-news/beef-and-beer-are-the-biggest-greenhouse-gas-emitters-in-pittsburghs-food-system-says-study/
3 Sorry to ruin summer, but swimming pools are terrible for the environment
https://www.fastcompany.com/90749479/sorry-to-ruin-summer-but-swimming-pools-are-terrible-for-the-environment

Speaking of labor, CNX is proud to partner with our regional building trades. Further, many of our regional building trades have locked arms with us to help provide career opportunities to young adults in underserved communities where we operate through the CNX Mentorship Academy.4 I understand from your op-ed piece in the San Francisco Chronicle that at the start of 2020, Handlery Hotels had 70 dedicated union employees but by that same summer Handlery Hotels had reduced the count to zero (July 23, 2020 “S.F. politicians are putting my family-owned hotel at risk of closure”).

Let’s talk labor in the context of supply chains and human rights. CNX is willing to certify that not only the energy we produce, but also the materials and services utilized in our business, are not sourced from regions known to utilize child- and slave-labor. Can Handlery Hotels make the same certification?

It appears CNX and Handlery Hotels may share a mutual disdain for excessive, frivolous, time consuming, and costly actions by third parties (plaintiff’s attorneys and proxy advisory firms) that detract from value-add business activities. Without thoroughly reviewing the docket and specific complaints, filings, and proceedings, we are aware that Handlery Hotels has had its hands full with various arguably meritless suits (from Handlery Hotels’ stated positions), some dismissed and some still pending, ranging from Americans with Disabilities Act claims in Samuel Love v. Handlery Hotels, Inc. Case No. 21-cv-00850-TSH (N.D. Cal. Jun. 21, 2021), to elder abuse claims in Campbell v. Handlery Union Square Hotel, No. C 12-2466 MEJ (N.D. Cal. Aug. 2, 2012).

You and the Handlery Hotels management team expended and continue to expend valuable time and company resources and incurred and continue to incur significant legal fees to fend off these efforts, distracting from the important day-to-day management of your business. You noted such lawsuits are a cost of doing business and even if a case is frivolous, settling the case may be more palatable than racking up legal fees trying to fight it and risk losing big (The New York Times Magazine, July 21, 2021, “The Man Who Filed More Than 180 Disability Lawsuits”). The meritless claims out there designed to harass business owners, the doers of our society taking risks and who provide jobs and tax revenue benefits to society, represent a wrong in our system.

Might this Proxy Impact lobbying disclosure proposal equate to a frivolous, time consuming, and costly action by a third party intended to harass and distract a business from the important day-to-day management? If it does, perhaps there is no agreement between CNX and Handlery Hotels on this topic.

The Proxy Advisory Firm Racket

Now that we’re discussing the proposal, I am curious as to how your proposal arose and the perils of the value-appropriating ecosystem that might have spawned it. The proposal and your go-between, Proxy Impact, are unnecessary products of a cottage industry of self-serving “ESG advocacy” activist firms that are more interested in placing proposals for attention than genuinely improving the business of the underlying company or industry.

Perhaps the requested lobbying report in your proposal wasn’t really the point. The proposal was directed by a firm that makes its money by sending these boilerplate templates out routinely, company after company and year after year. Hundreds of these types of proposals are pumped out each year and while they might appear to be innocuous distractions, there are serious risks that these proposals distract management teams from core business focus. One needs to look no further than recent events at Silicon Valley Bank (SVB) and the myriad of distractions that are now being cited for causing incalculable damage to our economy.

I also ponder the true purpose of your investment in CNX. Did you just happen to own shares in CNX and Proxy Impact saw an opportunity to further its agenda? Or were the shares acquired solely to file the proposal? Or
4 The Mentorship Academy, https://www.cnx.com/about-us/the_mentorship-academy maybe, just maybe, you owned the shares and have a personal passion about CNX disclosing any lobbying efforts that look to undermine the Paris Climate Accord.

Conclusion

Why is CNX advocating against this lobbying disclosure proposal? Why did I take the time to pen this letter? Because your actions look to sully the brand of CNX Resources, its employees, and the great region of Appalachia. We can’t let that go unanswered; it goes back to that ethical and professional duty I mentioned at the beginning of this letter.

We don’t run the typical playbook of silent acquiescence that corporate America typically employs for these proxy adventures. Because we believe in the importance, inherent societal value, and quality of life benefits that CNX brings to our region, the country, and the world.

Without this energy, our economy and way of life are crippled. Low carbon-intensive natural gas produced in Appalachia has the lowest methane intensity of all major U.S. oil and natural gas producing basins and its growth is critical to decarbonizing America’s power grid.

This is the energy that keeps the lights on, pool heated, beer cold, and steaks warm in your California hotels. This is the energy that fuels the airplanes that brings tourists to your fair cities of San Francisco and San Diego to stay on your properties. Our energy allows you to enjoy your affluent personal lifestyle, especially if you drive an EV. Ironically, our energy keeps the lights on in Proxy Impact’s Berkeley offices. Without CNX and our industry, there would be no Handlery Hotels.

If you conducted basic due diligence on CNX prior to your investment, you are already aware that we supply energy in an environmentally conscious way, particularly regarding methane emissions reductions.5 If you followed us as an investor, you are also already aware that CNX ‘s vision is focused on Appalachia First6 and its people. CNX is a hard-working team in Appalachia whose members earn family-sustaining wages that put food on the table. We are transparent and proud of our ESG performance, and happy to share with you strategies and tactics from the CNX Resources playbook to assist in your own ESG journey.

Lastly, given your reservations about CNX’s non-existent lobbying efforts regarding the Paris Climate Accords, I urge you to deeply consider whether CNX Resources is the right partner for you and your hotels. If you decide to maintain your investment in CNX, which we certainly appreciate, I propose we work together to focus on advancing ways to provide clean, affordable energy that will serve as the catalyst to our future, that will benefit your and countless other industries, and that will provide the jobs that are needed by many, rather than spending time compiling unnecessary and irrelevant reports. However, if you decide you no longer wish to be our partner and sell your shares in the open market, we may be on the other side purchasing your shares.

Feel free to contact me any time.

Respectfully,

Nick DeIuliis

5 Mitigating Methane – Basin Leading in the Leading Basin
https://www.positiveenergyhub.com/mitigating-methane-basin-leading-in-the-leading-basin
6 Appalachia First, https://www.positiveenergyhub.com/appalachia-first

CNX	Registered Federal Lobbyist	Lobbying against Paris Climate Accord and Climate Matters
Organizations		
Appalachian Natural Gas Operators	YES	NO
Gas and Oil Association of WV	NO	NO
Pennsylvania Independent Oil and Gas Association	NO	NO
Institute for Energy Research	NO	NO
Marcellus Shale Coalition	Not registered since 2016 – No recent climate matters	NO
Natural Gas Vehicles of America	YES	NO
Ohio Oil & Gas Association	Not registered since 2015 – No recent climate matters	NO
Pennsylvania Chamber of Business & Industry	NO	NO
Pittsburgh Works Together	NO	NO
Virginia Oil & Gas Association	NO	NO
Lobbyists		
Two CNX Employees	YES	NO
Two Registered Contract Lobbying Firms	YES	NO

Important Additional Information Regarding Proxy Solicitation

CNX Resources Corporation (the “Company” or “CNX”), its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”). On March 23, 2023, the Company filed a definitive proxy statement and other related materials with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2023 Annual Meeting (the “2023 Proxy Statement”).

SHAREHOLDERS ARE URGED TO READ THE 2023 PROXY STATEMENT (INCLUDING ANY
AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THOSE DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE 2023 ANNUAL MEETING.

Shareholders may obtain, free of charge, copies of the 2023 Proxy Statement and any other documents filed or to be filed by the Company with the SEC in connection with the 2023 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://www.cnx.com) or by writing to the Company’s Secretary as follows:

CNX Resources Corporation
CNX Center
1000 Horizon Vue Drive
Canonsburg, PA 15317

This statement may contain forward-looking statements, estimates and projections within the meaning of the federal securities laws. Statements that are not historical are forward-looking and may include our operational and strategic plans; estimates of gas reserves and resources; projected timing and rates of return of future investments; and projections and estimates of future production, revenues, income, and capital spending. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those statements, estimates and projections. Investors should not place undue reliance on forward-looking statements as a prediction of future actual results. The forward-looking statements in this statement speak only as of the date hereof; we disclaim any obligation to update the statements, and we caution you not to rely on them unduly. Specific factors that could cause future actual results to differ materially from the forward-looking statements are described in detail under the captions "Forward- Looking Statements" and "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (“SEC”) and any subsequent reports filed with the SEC. Those risk factors discuss, among other matters, pricing volatility or pricing decline for natural gas and natural gas liquids; local, regional and national economic conditions and the impact they may have on our customers; events beyond our control, including a global or domestic health crisis; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; the financial condition of our customers; any non-performance by customers of their contractual obligations; changes in customer, employee or supplier relationships resulting from the proposed transaction; and changes in safety, health, environmental and other regulations.